UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________

Date of Report (Date of earliest event reported): May 27, 2016

PETROSHARE CORP.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	333-198881 (Commission File Number)	46-1454523 (I.R.S. Employer Identification No.)

7200 S. Alton Way, Suite B-220
Centennial, Colorado 80112
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.

On May 27, 2016, PetroShare Corp. (the “Company”) executed a Purchase and Sale Agreement (the “Agreement”) with PDC Energy, Inc., a Delaware corporation (the “Seller”), pursuant to which the Company agreed to acquire certain oil and gas assets from the Seller.  The assets include: (i) oil and gas leases covering lands located in Adams County, Colorado (“Lands”), covering approximately 4,800 gross (2,200 net) acres (the “Leases”); (ii) Seller’s interest in approximately 72 wells located on the Lands, which includes those wells currently producing, permitted, proposed, and/or shut-in; and (iii) all of the oil, gas, condensate and associated hydrocarbons produced from the Leases and the Lands, equipment used to produce such hydrocarbons, and agreements, permits and other intangible property related to the foregoing. Closing of the purchase and sale is scheduled for June 30, 2016 and is subject to customary conditions, including environmental and title diligence. If completed, the acquisition will be effective April 1, 2016 (the “Effective Date”).

The purchase price agreed to be paid by the Company for the assets is $5,154,630. The Company paid 10% of the purchase price, or $515,463, as earnest money at the time of executing the Agreement and the remainder of the purchase price is due at closing. The purchase price is subject to adjustment prior to and after the closing based on a preliminary and final proration of costs and revenues from the assets at or after the Effective Date. The parties have indemnified each other against certain liabilities, including liabilities related to ownership and operation of the assets.

Under a participation agreement between the Company and its principal lender, the lender has the option to acquire up to 50% of the Company’s interest in the assets. The Company expects that the lender will exercise this option with regard to the assets.

A copy of the Agreement is attached to this report as Exhibit 10.1. The description of the Agreement is qualified in its entirety by reference to the Agreement.

Item 7.01                          Regulation FD Disclosure.

On May 31, 2016, the Company issued a press release announcing the execution of the Agreement.  A copy of the press release is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01                          Financial Statements and Exhibits.

(d)                  Exhibits.  The following exhibits are filed or furnished with this report:

10.1	Purchase and Sale Agreement between the Company and PDC Energy, Inc. dated May 27, 2016.

99.1	Press release, dated May 31, 2016.

Caution Concerning Forward-Looking Statements

This report and the press release contain certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements and information expressed, as of the date of this report, the Company’s estimates, forecasts, projections, expectations or beliefs as to certain future events and results.  These forward-looking statements include, among others, statements regarding the benefits that the Company expects from proposed transactions and plans and objectives of management for future operations.  Forward-looking statements and information are necessarily based on a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, technical, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate.  Therefore, actual results and future events could differ materially from those anticipated in such statements and information.

Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to receipt of working capital, the level of success in exploration, development and production activities, possible defects in title to properties, the ability to negotiate acceptable surface-use agreements with landowners, fluctuations in the market price of precious crude oil and natural gas, industry risks, possible federal and/or state initiatives related to regulation of hydraulic fracturing, risks related to permitting and the projected timeframes to receive the necessary permits, environmental risks and hazards, uncertainty as to calculation of crude oil and natural gas resources and reserves and other risks described in the Company’s report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission.  Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof.  The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law.

All forward-looking statements and information made in this report and the press release are qualified by this cautionary statement.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PetroShare Corp.

Date: June 3, 2016	By: /s/ Paul D. Maniscalco
Paul D. Maniscalco, Chief Financial Officer

Exhibit Index

The following is a list of the Exhibits filed or furnished with this report.

Exhibit Number	Description of Exhibit

10.1	Purchase and Sale Agreement between the Company and PDC Energy, Inc. dated May 27, 2016.

99.1	Press release, dated May 31, 2016.

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